EXHIBIT 99.1

CASMED Appoints Paul Molloy to its Board of Directors

Medical device industry veteran brings more than 20 years of executive management and operations experience, increases the size of the Board to six Directors

BRANFORD, Conn. (January 5, 2015) – CAS Medical Systems, Inc. (NASDAQ: CASM) (CASMED), a leader in medical devices for non-invasive patient monitoring, announces the appointment of Paul Molloy to the Company’s Board of Directors.  Mr. Molloy’s appointment increases the size of the CASMED Board to six Directors.

Mr. Molloy is President and CEO of ClearFlow, Inc., a medical device company focused on commercializing a patented post-surgical wound management system for the prevention of retained blood complications. Prior to ClearFlow he served as CEO of VasoNova, Inc., a vascular ultrasound navigation technology company that was acquired by Teleflex Inc. (NYSE: TFX).  Mr. Molloy was subsequently appointed President of Teleflex’s largest division, where he successfully merged VasoNova into the ARROW vascular business unit with responsibility for direct sales, U.S. and overseas manufacturing facilities, R&D and strategic planning.

“Paul brings to the CASMED Board of Directors a powerful combination of executive management experience, significant domain knowledge in patient monitoring and anesthesia product sales, and nearly a decade of hands-on clinical work in anesthesiology.  He has been a key member of teams that have built companies around novel technologies and expanded operations both domestically and overseas,” said Thomas M. Patton, President and Chief Executive Officer of CASMED.  “Paul is a well-rounded global medical device executive, and we are delighted to have a professional of his caliber join our Board.”

Earlier in his career Mr. Molloy was CEO of MiCardia Corporation, a medical device company focused on cardiology, President and Managing Director of LMA International NV, a provider of advanced airway management and respiratory devices, and Executive Vice President at Radiance Medical Systems, manufacturer of a coronary brachytherapy device.  He began his business career as Director of International Sales and Marketing at Datascope Corp., where he was responsible for sales, marketing and distribution for the cardiac assist division in markets outside the U.S.  Prior to Datascope he was a nurse anesthetist at Alkmaar Medical University in North Holland.

Mr. Molloy serves as a Director of ClearFlow and Velava Vascular Inc.  He holds a degree in hospital administration from the Instituut der Bedrijfswetenschappen in Utrecht, the Netherlands, a CRNA (certified registered nurse anesthetist) from Alkmaar Medical University and an MBA from the University of Chicago Booth School of Business.

About CASMED® – Monitoring What's Vital

CASMED is a leading developer and manufacturer of medical devices for non-invasive patient monitoring. The Company's FORE-SIGHT® Absolute Cerebral Oximeter provides a highly accurate, non-invasive, continuous measurement of absolute cerebral tissue oxygen saturation.  Direct monitoring of tissue oxygenation provides a superior and powerful tool to alert clinicians to otherwise unrecognized and dangerously low levels of oxygenation of the brain and other tissues, thereby allowing them to intervene appropriately in the care of their patients. In addition to FORE-SIGHT Oximeters and accessories, the Company provides a line of bedside patient vital signs monitoring products, proprietary non-invasive blood pressure monitoring solutions for OEM use, neonatal intensive care supplies, and service. CASMED products are designed to provide unique monitoring solutions that are vital to patient care.  For more information regarding CASMED, visit the Company's website at www.casmed.com.

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future performance of the Company are subject to many factors including, but not limited to, the customer acceptance of the products in the market, the introduction of competitive products and product development, the impact of any product liability or other adverse litigation, working capital and availability of capital, commercialization and technological difficulties, the impact of actions and events involving key customers, vendors, lenders, competitors, and other risks detailed in the Company’s Form 10-K for the year ended December 31, 2013, and other subsequent Securities and Exchange Commission filings.

Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms "anticipate", "believe", "estimate", "expect", "may", "objective", "plan", "possible", "potential", "project", "will", and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information, or otherwise.

Company Contact CAS Medical Systems, Inc. Jeffery A. Baird Chief Financial Officer (203) 315-6303 ir@casmed.com Investors LHA Bruce Voss (310) 691-7100 bvoss@lhai.com @LHA_IR_PR

#  #  #